EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of this 1st day of January, 1998, between Hampshire Group, Limited, a Delaware corporation (the "Company"), and Ludwig G. Kuttner (the "Executive").

                                R E C I T A L S:

     WHEREAS, the Executive currently serves as President and Chief Executive Officer of the Company, and the Company recognizes that the future growth, profitability and success of the Company's business will be substantially and materially enhanced by the continued employment of the Executive by the Company;

     WHEREAS, the Company desires to continue to employ the Executive and the Executive has indicated his willingness to continue to provide his services, on the terms and conditions set forth herein;

     NOW, THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     Section 1. Employment. Subject to the terms and conditions contained herein, the Executive shall serve as the President and Chief Executive Officer of the Company and, in such capacity, shall report directly to the Board of Directors of the Company (the "Board of Directors") and shall have such duties as are typically performed by a president and chief executive officer of a corporation. In the performance of his duties, the Executive shall not be required to reside at any location other than Keene, Virginia, although the Executive understands and agrees that he may be required to travel from time to time for business reasons.

     Section 2. Term. The Executive's employment hereunder shall commence on the date hereof and shall continue until terminated by the Company or the Executive pursuant to Section 6 hereof.

     Section 3. Compensation. During the Employment Term, the Executive shall be entitled to the following compensation and benefits:

          (a) Salary. As compensation for the performance of the Executive's services hereunder, the Company shall pay to the Executive a salary (the "Salary") of $400,000 per annum with increases, if any, as may be approved by the Board of Directors. The Salary shall be payable in accordance with the payroll practices of the Company as the same shall exist from time to time. In no event shall the Salary be decreased during the Employment Term.

          (b) Bonus. The Executive shall be entitled to receive an annual cash bonus (the "Bonus") equal to 7% of the Company's net earnings for the fiscal year with respect to which the Bonus is payable, as determined by the Company's independent auditors and disclosed in the Company's financial statements.

          (c) Benefits. In addition to the Salary and Bonus, the Executive shall be entitled to participate in health, insurance, pension and other benefits provided to other senior executives of the Company on terms no less favorable than those available to such senior executives of the Company, provided that the Company shall maintain, at the Company's expense, a life insurance policy for the benefit of the Executive, in the amount of $1 million payable upon the Executive's death to the Executive's surviving spouse or, if there is no surviving spouse, to the Executive's estate. The Executive shall also be entitled to the same number of vacation days, holidays, sick days and other benefits as are generally allowed to other senior executives of the Company in accordance with the Company policy in effect from time to time.

          (d) Deferred Compensation. The Company shall maintain a deferred compensation account (the "Deferred Compensation Account") in the name of the Executive, which shall be credited by the Company with $100,000 per annum. The amounts accrued in the Deferred Compensation Account shall be credited with interest at 110% of the Applicable Federal Long Term Interest Rate, provided that the Executive shall have the right to diversify the deemed investment of the Deferred Compensation Account into notional investment funds, in the same manner afforded to participants in the Company's Voluntary Deferred Compensation Plan for Directors and Executives (the "DC Plan"). The Deferred Compensation Account shall be administered in a manner consistent with the provisions of the DC Plan. All amounts credited to the Deferred Compensation Account shall be fully vested and payable in accordance with the terms thereof.

          (e) Automobile. The Company shall provide the Executive, at the Company's expense, with an automobile and a chauffeur, in accordance with prior Company practices.

     Section 4. Exclusivity. During the Employment Term, the Executive shall devote his full time to the business of the Company, shall faithfully serve the Company, shall in all respects conform to and comply with the lawful and reasonable directions and instructions given to him by the Board of Directors in accordance with the terms of this Agreement, shall use his best efforts to promote and serve the interests of the Company and shall not engage in any other business activity, whether or not such activity shall be engaged in for pecuniary profit, except that the Executive may (i) continue to operate agriculture businesses in Keene, Virginia and (ii) make personal investments in businesses that are not competitive with the business of the Company.

     Section 5. Reimbursement Expenses. The Executive is authorized to incur reasonable expenses in the discharge of the services to be performed hereunder, including expenses for travel, entertainment, lodging and similar items in accordance with the Company's expense reimbursement policy, as the same may be modified by the Board of Directors from time to time. The Company shall reimburse the Executive for all such proper expenses in accordance with the financial policy of the Company, as in effect from time to time.

     Section 6.  Termination of Employment.

          (a) Death. The Executive's employment shall automatically terminate upon his death and upon such event, the Executive's estate shall be entitled to receive (i) all compensation accrued but unpaid hereunder through the date of death, including Salary, "Accrued Bonus" as defined below, and unreimbursed expenses, and (ii) the Termination Benefit, as defined below. For purposes of this Agreement, "Accrued Bonus" shall mean the sum of (a) any Bonus earned in respect of the fiscal year of the Company first preceding the year of termination which has not been paid at the time of termination ("Prior Year Bonus"), and (b) with respect to the year of termination, a pro rata portion of the Bonus that would have been payable to the Executive for that year, based on the number of days elapsed in such year as of the date of such termination, such amount to be paid as soon as practicable after the determination of the Company's net earnings for such year ("Pro Rata Bonus"). For purposes of this Agreement, "Termination Benefit" shall mean an amount equal to (1) the annual average, with respect to the 5-calendar year period ending with the calendar year immediately preceding the year in which the Executive's employment terminates, of the sum of the Executive's Salary, Bonus and the amounts (if any) realized by the Executive upon the exercise of any Company stock options, (2) multiplied by 2. The Termination Benefit shall be paid to the Executive's estate in 24 equal monthly installments; provided, however, that if a Change of Control (as defined in Section 6(f) hereof) occurs during such 24 month period, the balance of the Termination Benefit as of the date of the Change of Control shall be paid to the Executive's estate in a lump sum on the closing date of the transaction which constitutes a Change of Control.

          (b) Disability. The Company may terminate the Executive's employment in the event of the Executive's Disability (as defined below), provided that, at the time of such termination, the Company maintains, at the Company's expense, a disability insurance policy (the "Disability Insurance Policy") which provides for payments to the Executive of $120,000 per annum until the earlier of (i) termination of the Executive's disability (within the meaning of the Disability Insurance Policy) or (ii) the attainment by the Executive of age 65. For purposes of this Agreement, "Disability" shall mean the Executive's inability, for a period of at least 180 consecutive days, to perform the duties required of him under this Agreement because of illness, incapacity, or physical or mental disability. Upon termination of the Executive's employment pursuant to this Section 6(b), the Executive shall be entitled to receive from the Company all compensation accrued but unpaid hereunder through the date of termination, including Salary, Accrued Bonus and unreimbursed expenses. The Executive and his eligible dependents shall continue to be covered under the Company's medical and life insurance plans in which the Executive and such dependents participated on the date of the termination of the Executive's employment as a result of his Disability, for the period provided in such plans.

          (c) Cause. The Company may terminate the Executive's employment at any time for Cause. In the event of termination pursuant to this Section 6(c) for Cause, the Company shall deliver to the Executive written notice setting forth the basis for such termination, which notice shall specifically set forth the nature of the Cause which is the reason for such termination. Termination of the Executive's employment hereunder shall be effective upon delivery of such notice of termination. For purposes of this Agreement, "Cause" shall mean: (i) the Executive's failure (except where due to Disability) to perform his duties under this Agreement, which failure amounts to extended and continuous neglect, (ii) continued use by the Executive of non-prescription drugs, including alcohol, which materially interferes with the performance of the Executive's duties to the Company, (iii) the commission by the Executive of an act of fraud or embezzlement against the Company or any of its affiliates, or (iv)
     conviction of the Executive for the commission of a felony. Upon termination of the Executive's employment for Cause, the Executive shall be entitled to receive from the Company all compensation accrued but unpaid hereunder through the date of termination, including Salary, Prior Year Bonus and unreimbursed expenses, but excluding any Pro Rata Bonus.

          (d) Without Cause. The Company may terminate the Executive's employment at any time without Cause. If the Executive's employment is terminated by the company without Cause, the Executive shall be entitled to receive from the Company (i) all compensation accrued but unpaid hereunder through the termination date, including Salary, Accrued Bonus and unreimbursed expenses, (ii) the Termination Benefit, payable in 24 equal monthly installments and (iii) for a period of 18 months following the termination date, continued life and health insurance coverage for the Executive and his eligible dependents.

          (e) Resignation. The Executive shall have the right to terminate his employment by giving to the Company a 90-days' advance notice of his resignation. Upon the Executive's resignation from the company, the Executive shall be entitled to receive from the Company all compensation accrued but unpaid hereunder through the date of termination, including Salary, Prior Year Bonus and unreimbursed expenses, but excluding any Pro Rata Bonus.

          (f) Change of Control. The Executive shall have the right to terminate his employment by giving to the Company a notice of his resignation within 180 days following a Change of Control. In the event of termination of the Executive's employment pursuant to this Section 6(f), the Executive shall be entitled to receive from the Company (i) all compensation accrued but unpaid hereunder through the date of termination, including Salary, Bonus and unreimbursed expenses, and (ii) the Termination Benefit, payable in a single lump sum on the closing date of the transaction that constitutes a Change of Control.

     For purposes of this Agreement, a "Change of Control" shall mean:

               (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company or any corporation controlled by the Company, (3) any acquisition by any shareholder of the Company who on the date hereof owns 5% or more of the Outstanding Company Common Stock or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection
          (iii) of this Section 6(f); or

               (ii) Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

               (iii)  Consummation of a reorganization,  merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
          (2) no Person (excluding any corporation resulting from such Business Combination or any shareholder of the Company on the date hereof who owns 5% or more of the Outstanding Company Common Stock), beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

               (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          (g)   Gross-Up.   Anything   in  this   Agreement   to  the   contrary
     notwithstanding, in the event it shall be determined that any payment, distribution, waiver of Company rights, acceleration of vesting of any stock options or other awards, or any other payment or benefit in the nature of compensation to or for the benefit of the Executive, alone or in combination (whether such payment, distribution, waiver acceleration or other benefit is made pursuant to the terms of this Agreement or any other agreement, plan or arrangement providing payments or benefits in the nature of compensation to or for the benefit of the Executive, but determined without regard to any additional payments required under this Section 6(g)) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (or any successor provision) or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes with respect to the Gross-Up Payment (including any interest or penalties imposed with respect to such taxes) including, without limitation, any income and employment taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (h) No Set Of f Against Deferred Compensation Account. The Company shall have no right to set off any claim which it may have against the Executive against amounts credited to the Deferred Compensation Account (and deemed earnings thereon).

     Section 7. Nondisclosure of Confidential Information. The Executive, except in connection with his employment hereunder, shall not disclose to any person or entity or use, either during the Employment Term or at any time thereafter, any information not in the public domain or generally known in the industry, in any form, acquired by the Executive while employed by the Company or any predecessor to the Company's business or, if acquired following the Employment Term, such information which, to the Executive's knowledge, has been acquired, directly or indirectly, from any person or entity owing a duty of confidentiality to the Company or any of its subsidiaries or affiliates. The Executive agrees and acknowledges that all of such information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Company, and upon termination of his employment with the Company, the Executive shall return to the Company the originals and all copies of any such information provided to or acquired by the Executive in connection with the performance of his duties for the Company, and shall return to the Company all files, correspondence and/or other communications received, maintained and/or originated by the Executive during the course of his employment.

     Section 8. Injunctive Relief. Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in Section 7 hereof may result in material irreparable injury to the Company or its subsidiaries or affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction, without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach of
Section 7 hereof, restraining the Executive from engaging in activities prohibited by Section 7 hereof or such other relief as may be required specifically to enforce any of the covenants in Section 7 hereof.

     Section 9. Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties, including, but not limited to, the Executive's heirs and the personal representatives of the Executive's estate; provided, however, that neither party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

     Section 10. Waiver and Amendments. Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company's behalf by the Board of Directors. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

     Section 11. Governing Law; Arbitration; Jurisdiction.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

          (b) Any disputes arising under this Agreement, except those arising under Section 7, shall be resolved solely by arbitration in New York, New York in accordance with the Rules of the American Arbitration Association. Any arbitration award shall include a determination as to whether the Company or the Executive shall bear all of the costs of the arbitration, including reasonable attorneys' fees. It is the intention of the Company and the Executive that the party who does not prevail in the arbitration will bear such costs.

          (c) The Company and the Executive shall submit solely to the jurisdiction of the Federal Courts or New York State Courts sitting in New York County, New York with respect to any disputes arising under Section 7 or 8 of this Agreement.

     Section 12. Notices.

          (i) All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier or by registered or certified mail, postage prepaid:

               (1) if to the Executive, at Estouteville Farm, Keene, Virginia 22946, or at such other address as the Executive may have furnished the Company in writing,

               (2) if to the Company, at Hampshire Group, Limited, 215 Commerce Blvd., P.O. Box 2667, Anderson, South Carolina 29622, marked for the attention of Secretary, or at such other address as it may have furnished in writing to the Executive.

          (ii) Any notice so addressed shall be deemed to be given; if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

     Section 13. Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof, affect the meaning or interpretation of this Agreement or of any term or provision hereof.

     Section 14. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto regarding the employment of the Executive. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement.

     Section 15. Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

     Section 16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


HAMPSHIRE GROUP, LIMITED

By:  /s/ Charles W. Clayton
------------------------------------------
Name:  Charles W. Clayton
Title: Vice President

/s/  Ludwig G. Kuttner
-------------------------------------------
Ludwig G. Kuttner

                                UNANIMOUS CONSENT
                     STOCK OPTION AND COMPENSATION COMMITTEE
                            HAMPSHIRE GROUP, LIMITED


     We, the undersigned, constituting all of the members of the Stock Option and Compensation Committee of Hampshire Group, Limited ("Company") hereby unanimously approve the Employment Agreement between the Company and Ludwig G. Kuttner, dated as of January 1, 1998, a copy of which is annexed hereto and made a part hereof.

     IN WITNESS WHEREOF, we have executed this Unanimous Consent as of April 1, 1998.


/s/ Herbert Elish
---------------------------
Herbert Elish


/s/ Harvey L. Sperry
----------------------------
Harvey L. Sperry